East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS EARNINGS FOR SECOND QUARTER OF 2025, WITH RECORD QUARTERLY REVENUE AND NET INTEREST INCOME

Pasadena, California – July 22, 2025 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the second quarter of 2025. Second quarter 2025 net income was $310 million or $2.24 per diluted share. Total loans and deposits both reached new records as of June 30, 2025, at $55.0 billion and $65.0 billion respectively. Return on average common equity was 15.4% and the total stockholders’ equity to assets ratio was 10.5% for the second quarter. Book value per share and tangible book value per share1 both grew $1.97 quarter-over-quarter.

“East West reported another strong quarter of balanced growth, with average loans and deposits growing by approximately $1.0 billion each,” said Dominic Ng, Chairman and Chief Executive Officer. “Our balance sheet growth drove a new record level of net interest income and we delivered another solid quarter of fee revenue, fueling a 16.7% adjusted return on average tangible common equity1,” continued Ng.

“Credit trends were resilient, with criticized loans and nonperforming assets both declining quarter-over-quarter. Our capital levels increased during the quarter, with East West’s tangible common equity ratio growing to 10%. This position of strength will allow us to support our customers with confidence and to capitalize on market opportunities. I am also proud to report that East West was again ranked as the best performing bank above $50 billion in assets by Bank Director, marking our third consecutive year and fourth title in the past five years,” Ng concluded.

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	June 30, 2025	March 31, 2025	$	%

Total Revenue	$703	$692	$11	2%
Total Revenue (FTE)[2]	705	693	12	2
Pre-tax, Pre-provision Income[2]	449	441	8	2
Net Income	310	290	20	7
Adjusted Net Income[2]	316	291	25	9
Diluted Earnings per Share	$2.24	$2.08	$0.16	8
Adjusted Diluted Earnings per Share[2]	$2.28	$2.09	$0.19	9
Book Value per Share	$59.51	$57.54	$1.97	3
Tangible Book Value per Share[1]	$56.10	$54.13	$1.97	4%
Return on Average Assets	1.62%	1.56%	—	6 bps
Return on Average Common Equity	15.42%	14.96%	—	46 bps
Return on Average Tangible Common Equity[1]	16.39%	15.92%	—	47 bps
Adjusted Return on Average Tangible Common Equity[1]	16.69%	15.96%	—	73 bps
Total Stockholders’ Equity to Assets Ratio	10.49%	10.41%	—	8 bps
Tangible Common Equity Ratio[1]	9.95%	9.85%	—	10 bps
Total Assets	$78,158	$76,165	$1,993	3%

[1] Tangible book value per share, return on average tangible common equity, adjusted return on average tangible common equity, and tangible common equity ratio are non-GAAP financial measures. Adjusted return on average tangible common equity represents return on tangible common equity adjusted for certain tax-effected items. See reconciliation of GAAP to non-GAAP measures in Table 14.

[2] Total revenue (FTE), pre-tax, pre-provision income, adjusted net income, and adjusted diluted earnings per share are non-GAAP financial measures. Total revenue (FTE) represents total revenue adjusted for tax exempt interest on certain investment securities and loans. Adjusted net income and adjusted diluted earnings per share (“EPS”) represent net income and diluted EPS adjusted for certain tax-effected items. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

BALANCE SHEET

•Assets – Total assets were $78.2 billion as of June 30, 2025, an increase of $2.0 billion, or 3% from $76.2 billion as of March 31, 2025. Year-over-year, total assets grew $5.7 billion, or 8%, from $72.5 billion as of June 30, 2024.

Second quarter 2025 average interest-earning assets of $73.9 billion were up $1.2 billion, or 2%, from $72.7 billion in the first quarter, primarily reflecting a $0.9 billion increase in average total loans outstanding and a $0.7 billion increase in average available-for-sale (“AFS”) debt securities, partly offset by a $0.4 billion decrease in average interest-bearing cash and deposits with banks.

•Loans – Total loans hit a record $55.0 billion as of June 30, 2025, an increase of $0.7 billion from $54.3 billion as of March 31, 2025. Year-over-year, total loans were up $2.2 billion, or 4%, from $52.8 billion as of June 30, 2024.

Second quarter 2025 average total loans grew by nearly $1.0 billion, or 2%, to nearly $54.3 billion, from $53.3 billion in the first quarter.

•Deposits – Total deposits hit a record $65.0 billion as of June 30, 2025, an increase of nearly $2.0 billion from $63.1 billion as of March 31, 2025, primarily reflecting growth in time, interest-bearing checking, money market, and noninterest-bearing demand deposits. Noninterest-bearing deposits made up 24% of total deposits as of June 30, 2025. Year-over-year, total deposits increased $5.0 billion, or 8%, from $60.0 billion as of June 30, 2024.

Second quarter 2025 total average deposits of $63.7 billion increased $1.0 billion from the first quarter of 2025, primarily reflecting growth in average time, money market, and noninterest-bearing demand deposits.

•Capital – As of June 30, 2025, stockholders’ equity was $8.2 billion, up 3% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.49% as of June 30, 2025, compared with 10.41% as of March 31, 2025.

Book value per share was $59.51 as of June 30, 2025, up $1.97, or 3% quarter-over-quarter. As of June 30, 2025, tangible book value per share3 was $56.10, up $1.97, or 4% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH
The following table presents capital metrics as of June 30, 2025, March 31, 2025 and June 30, 2024.

EWBC Capital
($ in millions)	June 30, 2025 (a)(b)	March 31, 2025 (b)	June 30, 2024 (b)
Risk-Weighted Assets (“RWA”) (c)	$56,280	$55,366	$53,967
Risk-based capital ratios:
Total capital ratio	15.82%	15.63%	15.05%
CET1 capital ratio	14.51%	14.32%	13.74%
Tier 1 capital ratio	14.51%	14.32%	13.74%
Leverage ratio	10.60%	10.46%	10.36%
Total stockholders’ equity to assets ratio	10.49%	10.41%	9.96%
Tangible common equity ratio (d)	9.95%	9.85%	9.37%

(a)The Company’s June 30, 2025 regulatory capital ratios and RWA are preliminary.
(b)The Company applied the 2020 Current Expected Credit Losses (“CECL”) transition provision in the March 31, 2025 and June 30, 2024 regulatory capital ratio calculations. The CECL transition provision permitted certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the aggregate benefit was reduced by 25% in 2022, 50% in 2023 and 75% in 2024. The CECL transition is no longer in effect as of March 31, 2025.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(d)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 14.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 14.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2025 revenue was a record $703 million, up $11 million, or 2% quarter-over-quarter, driven primarily by record quarterly net interest income. Pre-tax, pre-provision income4 totaled $449 million in the second quarter, up $8 million or 2% quarter-over-quarter. Second quarter 2025 net income was $310 million or $2.24 per diluted share.

Second Quarter 2025 Compared to First Quarter 2025
Net Interest Income and Net Interest Margin

Net interest income totaled a record $617 million in the second quarter, an increase of $17 million, or 3%, from $600 million in the first quarter of 2025. Net interest margin was 3.35%, unchanged from the prior quarter.
•The average loan yield was 6.40%, up 1 basis point from the prior quarter. The average interest-earning asset yield was 5.75%, down 1 basis point from the prior quarter.
•The average cost of funds was 2.63%, down 1 basis point from the prior quarter. The average cost of interest-bearing deposits was 3.31%, a 3 basis point decrease from the prior quarter.

Noninterest Income

Noninterest income totaled $86 million in the second quarter, while fee income5 totaled $81 million.
•Other income increased $3 million quarter-over-quarter, primarily due to greater returns from bank-owned life insurance holdings.
•Commercial and consumer deposit-related fees remained stable quarter-over-quarter.
•Lending and loan servicing fees were down $1 million in the second quarter, primarily reflecting lower syndication activity.
•Foreign exchange income decreased $2 million in the second quarter, primarily reflecting an unfavorable change in mark-to-market adjustments on foreign exchange positions.
•Customer derivative income and wealth management income decreased a combined $5 million in total quarter-over-quarter, primarily reflecting lower customer activity from record levels set in the prior quarter.

Noninterest Expense

Total noninterest expense was $256 million in the second quarter, which included $26 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $230 million, a decrease of $7 million quarter-over-quarter.
•Compensation and employee benefits were $145 million, a decrease of approximately $2 million, primarily due to higher seasonal costs in the first quarter.
•Occupancy and equipment expense was $16 million, an increase of $1 million.
•Deposit insurance premiums and regulatory assessments were $9 million, a $1 million decrease reflecting a $1 million reversal of Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related expense in the current quarter.
•Other operating expense was $37 million, a decrease of $5 million, primarily reflecting $4 million of net other real estate owned write-downs in the prior quarter.
•The efficiency ratio was 36.4% in the second quarter, unchanged from the prior quarter.

TAX RELATED ITEMS

Second quarter 2025 income tax expense was $92 million and the effective tax rate was 22.9%. On June 30, 2025 California adopted the single sales factor apportionment method (“CA SSF”). The one-time impact of this adoption was $6 million of incremental tax expense. Excluding this impact, second quarter 2025 adjusted income tax expense6 was $86 million, and the adjusted effective tax rate6 was 21.3%, compared with income tax expense of $101 million and 25.8% in the first quarter of 2025, reflecting the timing of certain renewable energy tax credit investments that closed in the second quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[5] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

[6] Adjusted income tax expense and adjusted effective tax rate are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.

ASSET QUALITY

As of June 30, 2025, the credit quality of our loan portfolio remained resilient.
•The criticized loans ratio decreased 14 basis points quarter-over-quarter to 2.15% of loans held-for-investment (“HFI”) as of June 30, 2025, compared with 2.29% as of March 31, 2025. Criticized loans decreased $62 million quarter-over-quarter to $1.2 billion as of June 30, 2025. The quarter-over-quarter change primarily reflects decreases related to C&I, multifamily, and residential mortgage loans.
•The special mention loans ratio decreased 10 basis points quarter-over-quarter to 0.81% of loans HFI as of June 30, 2025, compared with 0.91% as of March 31, 2025, while the classified loans ratio decreased 4 basis points to 1.34%.
•Nonperforming assets decreased nearly $11 million to $172 million as of June 30, 2025, from $182 million as of March 31, 2025. The nonperforming assets ratio was 0.22% of total assets as of June 30, 2025, down 2 basis points from the prior quarter.
•Second quarter 2025 net charge-offs were $15 million, or annualized 0.11% of average loans HFI, compared with $15 million, or annualized 0.12% of average loans HFI, for the first quarter of 2025.
•The allowance for loan losses increased to $760 million, or 1.38% of loans HFI, as of June 30, 2025, compared with $735 million, or 1.35% of loans HFI, as of March 31, 2025, primarily reflecting changes in our economic outlook.
•Second quarter 2025 provision for credit losses was $45 million, compared with $49 million in the first quarter of 2025.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the third quarter 2025 dividend for the Company’s common stock. The common stock cash dividend of $0.60 per share is payable on August 15, 2025 to shareholders of record as of August 4, 2025.

East West repurchased approximately 26 thousand shares of common stock during the second quarter of 2025 for $2 million. $241 million of East West’s share repurchase authorization remains available.

Conference Call

East West will host a conference call to discuss second quarter 2025 earnings with the public on Tuesday, July 22, 2025, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses second quarter 2025 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:

Adrienne Atkinson
Director of Investor Relations
T: (626) 788-7536
E: adrienne.atkinson@eastwestbank.com

For Media Inquiries, Contact:

Angie Tang
SVP - Corporate Communications
T: (626) 768-6853
E: angie.tang@eastwestbank.com

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $78.2 billion as of June 30, 2025. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China, Singapore, and other countries; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; and any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2025 % or Basis Point Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,514,476	$3,481,072	$4,390,221	29.7%		2.8%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	485,000	—		(12.4)
Available-for-sale (“AFS”) debt securities (amortized cost of $13,035,258, $12,962,469 and $9,644,377)	12,488,913	12,384,912	8,923,528	0.8		40.0
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,437,247, $2,435,292 and $2,405,227)	2,892,982	2,905,341	2,938,250	(0.4)		(1.5)
Total cash, resale agreements and debt securities	20,321,371	19,196,325	16,736,999	5.9		21.4
Loans held-for-sale (“HFS”)	11,873	—	18,909	100.0		(37.2)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $760,416, $734,856 and $683,794)	54,200,768	53,517,878	52,084,115	1.3		4.1
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	968,389	930,058	956,428	4.1		1.3
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	80,523	80,239	81,941	0.4		(1.7)
Other assets	2,109,446	1,974,816	2,124,183	6.8		(0.7)
Total assets	$78,158,067	$76,165,013	$72,468,272	2.6%		7.9%

Liabilities and Stockholders’ Equity
Deposits	$65,029,493	$63,052,105	$59,999,785	3.1%		8.4%
Federal Home Loan Bank (“FHLB”) advances	3,500,000	3,500,000	3,500,000	—		—
Securities sold under repurchase agreements (“repurchase agreements”)	—	270,111	—	(100.0)		—
Long-term debt and finance lease liabilities	35,789	35,880	36,141	(0.3)		(1.0)
Operating lease liabilities	86,987	87,157	89,644	(0.2)		(3.0)
Accrued expenses and other liabilities	1,304,031	1,290,295	1,627,588	1.1		(19.9)
Total liabilities	69,956,300	68,235,548	65,253,158	2.5		7.2
Stockholders’ equity	8,201,767	7,929,465	7,215,114	3.4		13.7
Total liabilities and stockholders’ equity	$78,158,067	$76,165,013	$72,468,272	2.6%		7.9%

Total cash, resale agreements and debt securities/total assets	26.00%	25.20%	23.10%	80	bps	290	bps
Total stockholders’ equity to assets ratio	10.49%	10.41%	9.96%	8		53
Tangible common equity (“TCE”) ratio (1)	9.95%	9.85%	9.37%	10	bps	58	bps
Book value per share	$59.51	$57.54	$52.06	3.4%		14.3%
Tangible book value (1) per share	$56.10	$54.13	$48.65	3.6		15.3
Number of common shares at period-end	137,816	137,802	138,604	0.0%		(0.6)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2025 % Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$17,822,881	$17,460,744	$16,875,009	2.1%	5.6%
Commercial real estate (“CRE”):
CRE	14,978,775	14,868,361	14,562,595	0.7	2.9
Multifamily residential	4,978,915	5,007,969	5,100,210	(0.6)	(2.4)
Construction and land	709,713	653,630	664,793	8.6	6.8
Total CRE	20,667,403	20,529,960	20,327,598	0.7	1.7
Consumer:
Residential mortgage:
Single-family residential	14,569,997	14,383,562	13,747,769	1.3	6.0
Home equity lines of credit (“HELOCs”)	1,850,965	1,827,837	1,761,379	1.3	5.1
Total residential mortgage	16,420,962	16,211,399	15,509,148	1.3	5.9
Other consumer	49,938	50,631	56,154	(1.4)	(11.1)
Total loans HFI (1)	54,961,184	54,252,734	52,767,909	1.3	4.2
Loans HFS	11,873	—	18,909	100.0	(37.2)
Total loans (1)	54,973,057	54,252,734	52,786,818	1.3	4.1
Allowance for loan losses	(760,416)	(734,856)	(683,794)	3.5	11.2
Net loans (1)	$54,212,641	$53,517,878	$52,103,024	1.3%	4.0%

Deposits by product:
Noninterest-bearing demand	$15,470,239	$15,169,775	$14,922,741	2.0%	3.7%
Interest-bearing checking	8,143,893	7,591,847	7,758,081	7.3	5.0
Money market	15,420,318	14,885,732	13,775,908	3.6	11.9
Savings	1,683,703	1,740,044	1,772,368	(3.2)	(5.0)
Time deposits	24,311,340	23,664,707	21,770,687	2.7	11.7
Total deposits	$65,029,493	$63,052,105	$59,999,785	3.1%	8.4%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$33,407,064	$33,023,739	$31,108,589	1.2%	7.4%
Commercial Banking - U.S. (2)	23,595,005	22,571,582	23,064,569	4.5	2.3
International Branches (3)	3,579,005	3,524,223	3,376,971	1.6	6.0
Treasury and Other - U.S. (4)	4,448,419	3,932,561	2,449,656	13.1	81.6
Total deposits	$65,029,493	$63,052,105	$59,999,785	3.1%	8.4%

(1)Includes $74 million, $36 million and $53 million of net deferred loan fees and net unamortized premiums as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary, primarily a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2025 % Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,058,999	$1,031,802	$1,034,414	2.6%	2.4%
Interest expense	441,925	431,601	481,185	2.4	(8.2)
Net interest income before provision for credit losses	617,074	600,201	553,229	2.8	11.5
Provision for credit losses	45,000	49,000	37,000	(8.2)	21.6
Net interest income after provision for credit losses	572,074	551,201	516,229	3.8%	10.8%
Noninterest income:
Commercial and consumer deposit-related fees	26,865	27,075	25,649	(0.8)	4.7
Lending and loan servicing fees	25,586	26,230	24,340	(2.5)	5.1
Foreign exchange income	13,715	15,837	12,924	(13.4)	6.1
Wealth management fees	10,725	13,679	9,478	(21.6)	13.2
Customer derivative income	3,645	5,539	4,230	(34.2)	(13.8)
Total fee income	80,536	88,360	76,621	(8.9)	5.1
Derivative mark-to-market and credit valuation adjustments	(1,444)	(1,470)	1,534	(1.8)	NM
Net gains on AFS debt securities	746	131	1,785	469.5	(58.2)
Other investment income	678	2,262	586	(70.0)	15.7
Other income	5,662	2,819	3,645	100.9	55.3
Total noninterest income	86,178	92,102	84,171	(6.4)%	2.4%
Noninterest expense:
Compensation and employee benefits	144,841	146,435	133,588	(1.1)%	8.4%
Occupancy and equipment expense	16,289	15,689	15,299	3.8	6.5
Deposit account expense	9,348	9,042	12,050	3.4	(22.4)
Computer and software related expenses	13,446	13,314	11,392	1.0	18.0
Deposit insurance premiums and regulatory assessments (1)	9,133	10,385	10,708	(12.1)	(14.7)
Other operating expense	36,727	41,541	36,843	(11.6)	(0.3)
Total operating noninterest expense	229,784	236,406	219,880	(2.8)	4.5
Amortization of tax credit and CRA investments (2)	26,236	15,742	16,052	66.7	63.4
Total noninterest expense	256,020	252,148	235,932	1.5	8.5
Income before income taxes	402,232	391,155	364,468	2.8	10.4
Income tax expense	91,979	100,885	76,238	(8.8)	20.6
Net income	$310,253	$290,270	$288,230	6.9%	7.6%

Earnings per share (“EPS”)
- Basic	$2.25	$2.10	$2.07	7.2%	8.5%
- Diluted	$2.24	$2.08	$2.06	7.3	8.4
Weighted-average number of shares outstanding
- Basic	137,818	138,201	138,980	(0.3)%	(0.8)%
- Diluted	138,789	139,291	139,801	(0.4)	(0.7)

NM - Not meaningful.
(1)Includes $833 thousand of FDIC special assessment reversal for the three months ended June 30, 2025. Includes $833 thousand and $2 million of FDIC special assessment charges for the three months ended March 31, 2025 and June 30, 2024, respectively.
(2)Includes $3 million of DC Solar recoveries for the three months ended June 30, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2025 % Change
	June 30, 2025	June 30, 2024	Yr-o-Yr
Interest and dividend income	$2,090,801	$2,058,031	1.6%
Interest expense	873,526	939,663	(7.0)
Net interest income before provision for credit losses	1,217,275	1,118,368	8.8
Provision for credit losses	94,000	62,000	51.6
Net interest income after provision for credit losses	1,123,275	1,056,368	6.3%
Noninterest income:
Commercial and consumer deposit-related fees	53,940	50,597	6.6
Lending and loan servicing fees	51,816	47,265	9.6
Foreign exchange income	29,552	24,393	21.1
Wealth management fees	24,404	18,115	34.7
Customer derivative income	9,184	7,367	24.7
Total fee income	168,896	147,737	14.3
Derivative mark-to-market and credit valuation adjustments	(2,914)	2,147	NM
Net gains on AFS debt securities	877	1,834	(52.2)
Other investment income	2,940	3,401	(13.6)
Other income	8,481	7,539	12.5
Total noninterest income	178,280	162,658	9.6%
Noninterest expense:
Compensation and employee benefits	291,276	275,400	5.8%
Occupancy and equipment expense	31,978	31,015	3.1
Deposit account expense	18,390	24,238	(24.1)
Computer and software related expenses	26,760	22,736	17.7
Deposit insurance premiums and regulatory assessments (1)	19,518	30,357	(35.7)
Other operating expense	78,268	69,301	12.9
Total operating noninterest expense	466,190	453,047	2.9
Amortization of tax credit and CRA investments (2)	41,978	29,259	43.5
Total noninterest expense	508,168	482,306	5.4
Income before income taxes	793,387	736,720	7.7
Income tax expense	192,864	163,415	18.0
Net income	$600,523	$573,305	4.7%

EPS
- Basic	$4.35	$4.12	5.6%
- Diluted	$4.32	$4.09	5.5
Weighted-average number of shares outstanding
- Basic	138,009	139,195	(0.9)%
- Diluted	139,058	140,047	(0.7)

NM - Not meaningful.
(1)Includes $12 million of FDIC special assessment charges for the six months ended June 30, 2024.
(2)Includes $3 million of DC Solar recoveries for the six months ended June 30, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2025 % Change		Six Months Ended		June 30, 2025 % Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr	Yr-o-Yr	June 30, 2025	June 30, 2024	Yr-o-Yr
Loans:
Commercial:
C&I	$17,363,095	$16,865,399	$16,209,659	3.0%	7.1%	$17,115,622	$16,230,641	5.5%
CRE:
CRE	14,864,277	14,731,881	14,561,886	0.9	2.1	14,798,445	14,643,663	1.1
Multifamily residential	4,981,155	4,965,448	5,039,249	0.3	(1.2)	4,973,345	5,036,196	(1.2)
Construction and land	689,713	675,686	669,681	2.1	3.0	682,738	662,341	3.1
Total CRE	20,535,145	20,373,015	20,270,816	0.8	1.3	20,454,528	20,342,200	0.6
Consumer:
Residential mortgage:
Single-family residential	14,477,173	14,238,697	13,636,389	1.7	6.2	14,358,594	13,556,723	5.9
HELOCs	1,858,881	1,811,022	1,750,469	2.6	6.2	1,835,084	1,737,878	5.6
Total residential mortgage	16,336,054	16,049,719	15,386,858	1.8	6.2	16,193,678	15,294,601	5.9
Other consumer	47,138	49,578	51,455	(4.9)	(8.4)	48,351	54,372	(11.1)
Total loans (1)	$54,281,432	$53,337,711	$51,918,788	1.8%	4.6%	$53,812,179	$51,921,814	3.6%

Interest-earning assets	$73,903,125	$72,690,586	$68,050,050	1.7%	8.6%	$73,314,428	$68,086,048	7.7%
Total assets	$76,862,028	$75,624,952	$71,189,200	1.6%	8.0%	$76,246,907	$71,433,798	6.7%

Deposits:
Noninterest-bearing demand	$15,114,806	$15,104,028	$14,664,789	0.1%	3.1%	$15,109,447	$14,809,871	2.0%
Interest-bearing checking	7,597,103	7,749,665	7,467,801	(2.0)	1.7	7,672,963	7,581,615	1.2
Money market	15,325,928	14,833,615	13,724,230	3.3	11.7	15,081,131	13,680,220	10.2
Savings	1,745,220	1,752,946	1,795,242	(0.4)	(2.8)	1,749,062	1,802,405	(3.0)
Time deposits	23,894,775	23,197,328	21,028,737	3.0	13.6	23,547,978	20,187,490	16.6
Total deposits	$63,677,832	$62,637,582	$58,680,799	1.7%	8.5%	$63,160,581	$58,061,601	8.8%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2025			March 31, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,699,036	$34,935	3.79%	$4,087,664	$39,137	3.88%
Resale agreements	425,000	1,624	1.53%	425,000	1,610	1.54%
Debt securities:
AFS	12,435,531	141,496	4.56%	11,766,446	135,519	4.67%
HTM	2,896,410	12,292	1.70%	2,908,402	12,265	1.71%
Total debt securities	15,331,941	153,788	4.02%	14,674,848	147,784	4.08%
Loans:
C&I	17,363,095	303,791	7.02%	16,865,399	293,414	7.06%
CRE	20,535,145	319,666	6.24%	20,373,015	311,386	6.20%
Residential mortgage	16,336,054	241,666	5.93%	16,049,719	234,891	5.94%
Other consumer	47,138	572	4.87%	49,578	721	5.90%
Total loans (2)	54,281,432	865,695	6.40%	53,337,711	840,412	6.39%
FHLB and FRB stock	165,716	2,957	7.16%	165,363	2,859	7.01%
Total interest-earning assets	$73,903,125	$1,058,999	5.75%	$72,690,586	$1,031,802	5.76%

Noninterest-earning assets:
Cash and due from banks	350,343			373,827
Allowance for loan losses	(745,121)			(716,255)
Other assets	3,353,681			3,276,794
Total assets	$76,862,028			$75,624,952

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,597,103	$47,013	2.48%	$7,749,665	$47,911	2.51%
Money market deposits	15,325,928	124,282	3.25%	14,833,615	116,018	3.17%
Savings deposits	1,745,220	3,700	0.85%	1,752,946	3,447	0.80%
Time deposits	23,894,775	225,593	3.79%	23,197,328	224,605	3.93%
Total interest-bearing deposits	48,563,026	400,588	3.31%	47,533,554	391,981	3.34%
Short-term borrowings and federal funds purchased	659	1	0.61%	428	6	5.69%
FHLB advances	3,500,003	39,313	4.51%	3,500,001	38,866	4.50%
Repurchase agreements	119,061	1,352	4.55%	6,684	77	4.67%
Long-term debt and finance lease liabilities	35,811	671	7.52%	35,919	671	7.58%
Total interest-bearing liabilities	$52,218,560	$441,925	3.39%	$51,076,586	$431,601	3.43%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,114,806			15,104,028
Accrued expenses and other liabilities	1,458,680			1,575,264
Stockholders’ equity	8,069,982			7,869,074
Total liabilities and stockholders’ equity	$76,862,028			$75,624,952

Total deposits	$63,677,832	$400,588	2.52%	$62,637,582	$391,981	2.54%

Interest rate spread			2.36%			2.33%
Net interest income and net interest margin		$617,074	3.35%		$600,201	3.35%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,699,036	$34,935	3.79%	$4,058,515	$49,406	4.90%
Resale agreements	425,000	1,624	1.53%	485,000	1,885	1.56%
Debt securities:
AFS	12,435,531	141,496	4.56%	8,481,948	99,242	4.71%
HTM	2,896,410	12,292	1.70%	2,941,150	12,490	1.71%
Total debt securities	15,331,941	153,788	4.02%	11,423,098	111,732	3.93%
Loans:
C&I	17,363,095	303,791	7.02%	16,209,659	322,648	8.01%
CRE	20,535,145	319,666	6.24%	20,270,816	323,106	6.41%
Residential mortgage	16,336,054	241,666	5.93%	15,386,858	221,966	5.80%
Other consumer	47,138	572	4.87%	51,455	721	5.64%
Total loans (2)	54,281,432	865,695	6.40%	51,918,788	868,441	6.73%
FHLB and FRB stock	165,716	2,957	7.16%	164,649	2,950	7.21%
Total interest-earning assets	$73,903,125	$1,058,999	5.75%	$68,050,050	$1,034,414	6.11%

Noninterest-earning assets:
Cash and due from banks	350,343			468,374
Allowance for loan losses	(745,121)			(675,346)
Other assets	3,353,681			3,346,122
Total assets	$76,862,028			$71,189,200

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,597,103	$47,013	2.48%	$7,467,801	$52,680	2.84%
Money market deposits	15,325,928	124,282	3.25%	13,724,230	135,405	3.97%
Savings deposits	1,745,220	3,700	0.85%	1,795,242	5,004	1.12%
Time deposits	23,894,775	225,593	3.79%	21,028,737	238,393	4.56%
Total interest-bearing deposits	48,563,026	400,588	3.31%	44,016,010	431,482	3.94%
Short-term borrowings and federal funds purchased	659	1	0.61%	2,889	32	4.45%
FHLB advances	3,500,003	39,313	4.51%	3,500,001	48,840	5.61%
Repurchase agreements	119,061	1,352	4.55%	4,104	58	5.68%
Long-term debt and finance lease liabilities	35,811	671	7.52%	36,335	773	8.56%
Total interest-bearing liabilities	$52,218,560	$441,925	3.39%	$47,559,339	$481,185	4.07%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,114,806			14,664,789
Accrued expenses and other liabilities	1,458,680			1,877,572
Stockholders’ equity	8,069,982			7,087,500
Total liabilities and stockholders’ equity	$76,862,028			$71,189,200

Total deposits	$63,677,832	$400,588	2.52%	$58,680,799	$431,482	2.96%

Interest rate spread			2.36%			2.04%
Net interest income and net interest margin		$617,074	3.35%		$553,229	3.27%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,906,499	$74,072	3.82%	$4,960,016	$123,788	5.02%
Resale agreements	425,000	3,234	1.53%	605,330	8,000	2.66%
Debt securities:
AFS	12,102,837	277,015	4.62%	7,524,158	162,100	4.33%
HTM	2,902,373	24,557	1.71%	2,945,918	25,024	1.71%
Total debt securities	15,005,210	301,572	4.05%	10,470,076	187,124	3.59%
Loans:
C&I	17,115,622	597,205	7.04%	16,230,641	648,458	8.03%
CRE	20,454,528	631,052	6.22%	20,342,200	647,193	6.40%
Residential mortgage	16,193,678	476,557	5.93%	15,294,601	437,640	5.75%
Other consumer	48,351	1,293	5.39%	54,372	1,539	5.69%
Total loans (2)	53,812,179	1,706,107	6.39%	51,921,814	1,734,830	6.72%
FHLB and FRB stock	165,540	5,816	7.08%	128,812	4,289	6.70%
Total interest-earning assets	$73,314,428	$2,090,801	5.75%	$68,086,048	$2,058,031	6.08%

Noninterest-earning assets:
Cash and due from banks	347,797			457,070
Allowance for loan losses	(730,768)			(677,231)
Other assets	3,315,450			3,567,911
Total assets	$76,246,907			$71,433,798

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,672,963	$94,924	2.49%	$7,581,615	$106,501	2.82%
Money market deposits	15,081,131	240,300	3.21%	13,680,220	270,066	3.97%
Savings deposits	1,749,062	7,147	0.82%	1,802,405	9,124	1.02%
Time deposits	23,547,978	450,198	3.86%	20,187,490	451,990	4.50%
Total interest-bearing deposits	48,051,134	792,569	3.33%	43,251,730	837,681	3.89%
BTFP, short-term borrowings and federal funds purchased	544	7	2.59%	1,933,707	42,138	4.38%
FHLB advances	3,500,002	78,179	4.50%	2,027,474	56,579	5.61%
Repurchase agreements	63,183	1,429	4.56%	3,327	93	5.62%
Long-term debt and finance lease liabilities	35,864	1,342	7.55%	81,076	3,172	7.87%
Total interest-bearing liabilities	$51,650,727	$873,526	3.41%	$47,297,314	$939,663	4.00%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,109,447			14,809,871
Accrued expenses and other liabilities	1,516,650			2,286,584
Stockholders’ equity	7,970,083			7,040,029
Total liabilities and stockholders’ equity	$76,246,907			$71,433,798

Total deposits	$63,160,581	$792,569	2.53%	$58,061,601	$837,681	2.90%

Interest rate spread			2.34%			2.08%
Net interest income and net interest margin		$1,217,275	3.35%		$1,118,368	3.30%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			June 30, 2025 Basis Point Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.62%	1.56%	1.63%	6	bps	(1)	bps
Adjusted return on average assets (2)	1.65%	1.56%	1.62%	9		3
Return on average common equity	15.42%	14.96%	16.36%	46		(94)
Adjusted return on average common equity (2)	15.71%	14.99%	16.31%	72		(60)
Return on average TCE (3)	16.39%	15.92%	17.54%	47		(115)
Adjusted return on average TCE (3)	16.69%	15.96%	17.48%	73		(79)
Interest rate spread	2.36%	2.33%	2.04%	3		32
Net interest margin	3.35%	3.35%	3.27%	—		8
Average loan yield	6.40%	6.39%	6.73%	1		(33)
Yield on average interest-earning assets	5.75%	5.76%	6.11%	(1)		(36)
Average cost of interest-bearing deposits	3.31%	3.34%	3.94%	(3)		(63)
Average cost of deposits	2.52%	2.54%	2.96%	(2)		(44)
Average cost of funds	2.63%	2.64%	3.11%	(1)		(48)
Operating noninterest expense/average assets	1.20%	1.27%	1.24%	(7)		(4)
Efficiency ratio	36.41%	36.42%	37.01%	(1)		(60)
Efficiency ratio (fully taxable equivalent) (“FTE”) (4)	36.32%	36.36%	36.93%	(4)		(61)
Effective tax rate	22.87%	25.79%	20.92%	(292)		195
Adjusted effective tax rate (2)	21.28%	25.79%	20.92%	(451)	bps	36	bps

	Six Months Ended		June 30, 2025 Basis Point Change
	June 30, 2025	June 30, 2024	Yr-o-Yr
Return on average assets	1.59%	1.61%	(2)	bps
Adjusted return on average assets (2)	1.61%	1.63%	(2)
Return on average common equity	15.19%	16.38%	(119)
Adjusted return on average common equity (2)	15.36%	16.56%	(120)
Return on average TCE (3)	16.16%	17.57%	(141)
Adjusted return on average TCE (3)	16.33%	17.76%	(143)
Interest rate spread	2.34%	2.08%	26
Net interest margin	3.35%	3.30%	5
Average loan yield	6.39%	6.72%	(33)
Yield on average interest-earning assets	5.75%	6.08%	(33)
Average cost of interest-bearing deposits	3.33%	3.89%	(56)
Average cost of deposits	2.53%	2.90%	(37)
Average cost of funds	2.64%	3.04%	(40)
Operating noninterest expense/average assets	1.23%	1.28%	(5)
Efficiency ratio	36.41%	37.65%	(124)
Efficiency ratio (FTE) (4)	36.34%	37.56%	(122)
Effective tax rate	24.31%	22.18%	213
Adjusted effective tax rate (2)	23.50%	22.18%	132	bps
				June 30, 2025 Basis Point Change
	June 30, 2025	March 31, 2025	June 30, 2024	Qtr-o-Qtr		Yr-o-Yr
Loan-to-deposit ratio	84.54%	86.04%	87.98%	(150)		(344)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets, adjusted return on average common equity and the adjusted effective tax rate are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 14.
(4)Efficiency ratio (FTE) is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856
Provision for (reversal of) credit losses on loans	(a)	27,595	8,007	(3,274)	2,654	5,064	369	(259)	40,156
Gross charge-offs		(8,151)	(8,306)	(3)	—	—	—	(4)	(16,464)
Gross recoveries		1,504	18	26	3	4	8	250	1,813
Total net (charge-offs) recoveries		(6,647)	(8,288)	23	3	4	8	246	(14,651)
Foreign currency translation adjustment		55	—	—	—	—	—	—	55
Allowance for loan losses, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416

		Three Months Ended March 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
Provision for (reversal of) credit losses on loans	(a)	36,370	8,105	201	(305)	2,072	1,739	(120)	48,062
Gross charge-offs		(988)	(13,937)	(4)	(1,996)	(9)	—	(49)	(16,983)
Gross recoveries		1,564	54	10	3	50	8	13	1,702
Total net recoveries (charge-offs)		576	(13,883)	6	(1,993)	41	8	(36)	(15,281)
Foreign currency translation adjustment		23	—	—	—	—	—	—	23
Allowance for loan losses, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856

		Three Months Ended June 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, March 31, 2024		$373,631	$187,460	$37,418	$10,819	$55,922	$3,563	$1,467	$670,280
Provision for (reversal of) credit losses on loans	(a)	17,783	18,287	2,628	4,422	(6,366)	(232)	240	36,762
Gross charge-offs		(13,134)	(11,103)	—	(920)	(35)	—	(130)	(25,322)
Gross recoveries		1,817	150	208	1	2	9	—	2,187
Total net (charge-offs) recoveries		(11,317)	(10,953)	208	(919)	(33)	9	(130)	(23,135)
Foreign currency translation adjustment		(113)	—	—	—	—	—	—	(113)
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, January 1, 2025		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
Provision for (reversal of) credit losses on loans	(a)	63,965	16,112	(3,073)	2,349	7,136	2,108	(379)	88,218
Gross charge-offs		(9,139)	(22,243)	(7)	(1,996)	(9)	—	(53)	(33,447)
Gross recoveries		3,068	72	36	6	54	16	263	3,515
Total net (charge-offs) recoveries		(6,071)	(22,171)	29	(1,990)	45	16	210	(29,932)
Foreign currency translation adjustment		78	—	—	—	—	—	—	78
Allowance for loan losses, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416

		Six Months Ended June 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, January 1, 2024		$392,685	170,592	34,375	10,469	55,018	3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	18,057	37,419	5,660	5,803	(5,467)	(664)	108	60,916
Gross charge-offs		(34,132)	(13,501)	(6)	(2,144)	(35)	—	(188)	(50,006)
Gross recoveries		3,527	284	225	194	7	57	—	4,294
Total net (charge-offs) recoveries		(30,605)	(13,217)	219	(1,950)	(28)	57	(188)	(45,712)
Foreign currency translation adjustment		(153)	—	—	—	—	—	—	(153)
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794

		Three Months Ended			Six Months Ended
($ in thousands)		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$40,464	$39,526	$38,544	$39,526	$37,698
Provision for credit losses on unfunded credit commitments	(b)	4,844	938	238	5,782	1,084
Foreign currency translation adjustment		(1)	—	1	(1)	1
Allowance for unfunded credit commitments, end of period (1)		$45,307	$40,464	$38,783	$45,307	$38,783

Provision for credit losses	(a)+(b)	$45,000	$49,000	$37,000	$94,000	$62,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2025	March 31, 2025	June 30, 2024
Special mention loans	$446,665	$494,444	$435,679
Classified loans	736,228	750,570	644,564
Total criticized loans (1)	$1,182,893	$1,245,014	$1,080,243

(1)Excludes loans HFS.

Nonperforming Assets	June 30, 2025	March 31, 2025	June 30, 2024
Nonaccrual loans:
Commercial:
C&I	$71,894	$75,579	$66,960
Total CRE	9,420	10,108	47,203
Consumer:
Total residential mortgage	58,003	67,416	51,514
Other consumer	137	97	205
Total nonaccrual loans	139,454	153,200	165,882
Other real estate owned, net	32,224	29,003	30,400
Total nonperforming assets	$171,678	$182,203	$196,282

Credit Quality Ratios	June 30, 2025	March 31, 2025	June 30, 2024
Annualized quarterly net charge-offs to average loans HFI	0.11%	0.12%	0.18%
Special mention loans to loans HFI	0.81%	0.91%	0.83%
Classified loans to loans HFI	1.34%	1.38%	1.22%
Criticized loans to loans HFI	2.15%	2.29%	2.05%
Nonperforming assets to total assets	0.22%	0.24%	0.27%
Nonaccrual loans to loans HFI	0.25%	0.28%	0.31%
Allowance for loan losses to loans HFI	1.38%	1.35%	1.30%

Composition of Allowance (“ALLL”) by Portfolio	June 30, 2025		March 31, 2025		June 30, 2024
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$442,291	2.48%	$421,288	2.41%	$379,984	2.25%
Total CRE	259,547	1.26	260,422	1.27	249,370	1.23
Multifamily	29,073	0.58	32,324	0.65	40,254	0.79
Office	60,354	2.78	62,265	2.90	67,772	3.10
All other CRE	170,120	1.26	165,833	1.24	141,344	1.08
Residential mortgage & consumer	58,578	0.36	53,146	0.33	54,440	0.35
Total loans	$760,416	1.38%	$734,856	1.35%	$683,794	1.30%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
On June 30, 2025, the California single sales factor apportionment method (“CA SSF”) was approved for financial institutions in the 2025 tax year, which resulted in $6 million of additional income tax expense recorded in the second quarter of 2025. The table below provides the computation of the Company’s effective tax rate and adjusted effective tax rate excluding the impact of the CA SSF. Management believes that presenting the adjusted effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Six Months Ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Income tax expense	(a)	$91,979	$100,885	$76,238	$192,864	$163,415
Less: Impact of the CA SSF	(b)	(6,391)	—	—	(6,391)	—
Adjusted income tax expense	(c)=(a)+(b)	$85,588	$100,885	$76,238	$186,473	$163,415

Income before income taxes	(d)	402,232	391,155	364,468	793,387	736,720

Effective tax rate	(a)/(d)	22.87%	25.79%	20.92%	24.31%	22.18%
Less: Impact of the CA SSF	(b)/(d)	(1.59)%	—%	—%	(0.81)%	—%
Adjusted effective tax rate	(c)/(d)	21.28%	25.79%	20.92%	23.50%	22.18%

Adjusted net income represents net income adjusted for the tax-effected FDIC special assessment and DC Solar adjustments and the impact of the CA SSF. Management believes that presenting the computations of the adjusted net income, adjusted return on average assets and adjusted return on average equity that exclude the aforementioned tax-effected adjustments and the impact of the CA SSF provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•During the first and second quarters of 2024, the Company recorded $10 million, and $2 million, respectively, of pre-tax FDIC special assessment charges. During the first quarter of 2025, the Company recorded an $833 thousand FDIC special assessment charge that was subsequently reversed during the second quarter of 2025. Pre-tax FDIC special assessment reversals/charges are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•During the second quarter of 2024, the Company recorded $3 million in pre-tax DC Solar recoveries (included in Amortization of Tax Credit and CRA Investments on the Condensed Consolidated Statement of Income) related to the Company’s investment in DC Solar.
•During the second quarter of 2025, the Company recorded $6 million of additional income tax expense due to the impact of the CA SSF.

		Three Months Ended			Six Months Ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	(a)	$310,253	$290,270	$288,230	$600,523	$573,305
Less/Add: FDIC special assessment (reversal) charge	(b)	(833)	833	1,880	—	12,185
Less: DC Solar recovery	(b)	—	—	(3,146)	—	(3,146)
Tax effects of FDIC special assessment and DC Solar adjustments (1)	(b)	235	(248)	374	—	(2,672)
Add: Impact of the CA SSF	(b)	6,391	—	—	6,391	—
Adjusted net income	(c)=(a)+∑(b)	$316,046	$290,855	$287,338	$606,914	$579,672

Average total assets	(d)	$76,862,028	$75,624,952	$71,189,200	$76,246,907	$71,433,798
Average stockholders’ equity	(e)	$8,069,982	$7,869,074	$7,087,500	$7,970,083	$7,040,029
Return on average assets (2)	(a)/(d)	1.62%	1.56%	1.63%	1.59%	1.61%
Adjusted return on average assets (2)	(c)/(d)	1.65%	1.56%	1.62%	1.61%	1.63%
Return on average common equity (2)	(a)/(e)	15.42%	14.96%	16.36%	15.19%	16.38%
Adjusted return on average common equity (2)	(c)/(e)	15.71%	14.99%	16.31%	15.36%	16.56%

(1)Applied statutory tax rate of 28.18% for the three and six months ended June 30, 2025, and 29.73% for the three months ended March 31, 2025. Applied statutory tax rate of 29.56% for the three and six months ended June 30, 2024.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Efficiency ratio (FTE) represents noninterest expenses divided by total revenue (FTE). Pre-tax, pre-provision income represents total revenue (FTE) less noninterest expense.

		Three Months Ended			Six Months Ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net interest income before provision for credit losses	(a)	$617,074	$600,201	$553,229	$1,217,275	$1,118,368
FTE adjustment	(b)	1,603	1,146	1,504	2,749	3,080
FTE net interest income before provision for credit losses	(c)=(a)+(b)	618,677	601,347	554,733	1,220,024	1,121,448
Total noninterest income	(d)	86,178	92,102	84,171	178,280	162,658
Total revenue	(e)=(a)+(d)	703,252	692,303	637,400	1,395,555	1,281,026
Total revenue (FTE)	(f)=(c)+(d)	$704,855	$693,449	$638,904	$1,398,304	$1,284,106
Total noninterest expense	(g)	$256,020	$252,148	$235,932	$508,168	$482,306
Efficiency ratio	(g)/(e)	36.41%	36.42%	37.01%	36.41%	37.65%
Efficiency ratio (FTE)	(g)/(f)	36.32%	36.36%	36.93%	36.34%	37.56%
Pre-tax, pre-provision income	(f)-(g)	$448,835	$441,301	$402,972	$890,136	$801,800

Adjusted net income represents net income adjusted for the tax-effected FDIC special assessment and DC Solar adjustments and the impact of the CA SSF. (Refer to Table 12 for additional information on the tax-effected FDIC special assessment and DC Solar adjustments, and the CA SSF.) Adjusted diluted EPS represents diluted EPS adjusted for the tax-effected adjustments and the impact of the CA SSF. Management believes that the measures and ratios presented in the table provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended			Six Months Ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	(a)	$310,253	$290,270	$288,230	$600,523	$573,305
Less/Add: FDIC special assessment (reversal) charge	(b)	(833)	833	1,880	—	12,185
Less: DC Solar recovery	(b)	—	—	(3,146)	—	(3,146)
Tax effects of FDIC special assessment and DC Solar adjustments (1)	(b)	235	(248)	374	—	(2,672)
Add: Impact of the CA SSF	(b)	6,391	—	—	6,391	—
Adjusted net income	(c)=(a)+∑(b)	$316,046	$290,855	$287,338	$606,914	$579,672
Diluted weighted-average number of shares outstanding	(d)	138,789	139,291	139,801	139,058	140,047
Diluted EPS	(e)	$2.24	$2.08	$2.06	$4.32	$4.09
Less/Add: FDIC special assessment (reversal) charge	(f)	(0.01)	0.01	0.02	—	0.09
Less: DC Solar recovery	(f)	—	—	(0.02)	—	(0.02)
Tax effects of FDIC special assessment and DC Solar adjustments (1)	(f)	—	—	—	—	(0.02)
Add: Impact of the CA SSF	(f)	0.05	—	—	0.05	—
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.28	$2.09	$2.06	$4.37	$4.14

(1)Applied statutory tax rate of 28.18% for the three and six months ended June 30, 2025, and 29.73% for the three months ended March 31, 2025. Applied statutory tax rate of 29.56% for the three and six months ended June 30, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2025	March 31, 2025	June 30, 2024
Common Stock		$170	$170	$170
Additional paid-in capital		2,060,115	2,043,898	2,007,388
Retained earnings		7,744,221	7,517,711	6,873,653
Treasury stock		(1,140,359)	(1,137,299)	(1,011,924)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(466,568)	(482,175)	(591,286)
Cash flow hedges net unrealized gains (losses)		28,622	10,493	(44,059)
Foreign currency translation adjustments		(24,434)	(23,333)	(18,828)
Total accumulated other comprehensive loss		(462,380)	(495,015)	(654,173)
Stockholders’ equity	(a)	$8,201,767	$7,929,465	$7,215,114
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,628)	(4,940)	(5,903)
Tangible book value	(b)	$7,731,442	$7,458,828	$6,743,514
Number of common shares at period-end	(c)	137,816	137,802	138,604
Book value per share	(a)/(c)	$59.51	$57.54	$52.06
Tangible book value per share	(b)/(c)	$56.10	$54.13	$48.65
Total assets	(d)	$78,158,067	$76,165,013	$72,468,272
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,628)	(4,940)	(5,903)
Tangible assets	(e)	$77,687,742	$75,694,376	$71,996,672
Total stockholders’ equity to assets ratio	(a)/(d)	10.49%	10.41%	9.96%
TCE ratio	(b)/(e)	9.95%	9.85%	9.37%

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the tax-effected FDIC special assessment and DC Solar adjustments and the impact of the CA SSF. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	(f)	$310,253	$290,270	$288,230	$600,523	$573,305
Add: Amortization of mortgage servicing assets		316	293	332	609	640
Tax effect of amortization adjustment (1)		(89)	(87)	(98)	(172)	(189)
Tangible net income	(g)	$310,480	$290,476	$288,464	$600,960	$573,756
Less/Add: FDIC special assessment (reversal) charge		(833)	833	1,880	—	12,185
Less: DC Solar recovery		—	—	(3,146)	—	(3,146)
Tax effects of FDIC special assessment and DC Solar adjustments (1)		235	(248)	374	—	(2,672)
Add: Impact of the CA SSF		6,391	—	—	6,391	—
Adjusted tangible net income	(h)	$316,273	$291,061	$287,572	$607,351	$580,123
Average stockholders’ equity	(i)	$8,069,982	$7,869,074	$7,087,500	$7,970,083	$7,040,029
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(4,825)	(5,120)	(6,110)	(4,971)	(6,292)
Average tangible book value	(j)	$7,599,460	$7,398,257	$6,615,693	$7,499,415	$6,568,040
Return on average common equity (2)	(f)/(i)	15.42%	14.96%	16.36%	15.19%	16.38%
Return on average TCE (2)	(g)/(j)	16.39%	15.92%	17.54%	16.16%	17.57%
Adjusted return on average TCE (2)	(h)/(j)	16.69%	15.96%	17.48%	16.33%	17.76%

(1)Applied statutory tax rate of 28.18% for the three and six months ended June 30, 2025, and 29.73% for the three months ended March 31, 2025. Applied statutory tax rate of 29.56% for the three and six months ended June 30, 2024.
(2)Annualized.